Exhibit 10.1

WAIVER

This Waiver (the “Waiver”), dated as of May 21, 2025 (the “Effective Date”), is made by and between SHF Holdings, Inc. (“SHF”) and Partner Colorado Credit Union (“PCCU” and, together with SHF, the “Parties,” and each, a “Party”).

WHEREAS, SHF filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on September 28, 2022 (as may be amended or restated from time to time, the “Certificate of Incorporation”); and

WHEREAS, pursuant to Section 5.1(d)(i) of the Certificate of Incorporation, PCCU is entitled to, jointly with SHF, designate one Class I director to the Board of Directors of SHF (the “Class I Designation Rights”);

WHEREAS, pursuant to Section 5.1(d)(ii) of the Certificate of Incorporation, PCCU is entitled to designate three Class II directors to the Board of Directors of SHF (the “Class II Designation Rights” and, together with the Class I Designation Rights, the “Designation Rights”); and

WHEREAS, PCCU has agreed to waive the Designation Rights.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Waiver. PCCU’s Designation Rights are hereby forever waived as they relate to both the Class I Designation Rights and the Class II Designation Rights.

2. Effectiveness of Waiver; Limited Effect; No Modifications. This Waiver will become effective as of the Effective Date. The waivers set forth above shall be limited precisely as written and relate solely to the provisions of Section 5.1(d)(i) and Section 5.1(d)(ii) of the Certificate of Incorporation in the manner and to the extent described above, and nothing in this Waiver shall be deemed to constitute a waiver by either Party of compliance with respect to any other term, provision, or condition of the Certificate of Incorporation, or any other instrument or agreement referred to therein. Nothing contained in this Waiver will be deemed or construed to amend, supplement, or modify the Certificate of Incorporation or otherwise affect the rights and obligations of either Party thereto, all of which remain in full force and effect.

3. Miscellaneous.

(a) This Waiver and all related documents, and all matters arising out of or relating to this Waiver, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

(b) This Waiver shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(c) The headings in this Waiver are for reference only and do not affect the interpretation of this Waiver.

(d) This Waiver may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile, PDF copies or other electronic transmission of signatures shall constitute original signatures for all purposes of this Waiver and any enforcement hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Waiver or any document to be signed in connection with this Waiver shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties hereto consent to conduct the transactions contemplated hereunder by electronic means. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

(e) This Waiver constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Waiver (including the fees and expenses of its advisors, accountants, and legal counsel).

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Waiver as of the Effective Date.

PARTNER COLORADO CREDIT UNION

By:	/s/ Douglas M. Fagan
Name:	Douglas M. Fagan
Title:	President and Chief Executive Officer

SHF HOLDINGS, INC.

By:	/s/ Terrance Mendez
Name:	Terrance Mendez
Title:	Chief Executive Officer

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